EXHIBIT 4.2

AMENDMENT TO THE
SECOND AMENDED AND RESTATED SHAREHOLDER AGREEMENT
AND
WAIVER UNDER THE REGISTRATION RIGHTS AGREEMENT

This Amendment to the Second Amended and Restated Shareholder Agreement and Waiver Under the Registration Rights Agreement (this “Amendment and Waiver”) is entered into by and among the Company and the Shareholders (each as defined below) and dated as of December 20, 2011.

Reference is made to that certain Second Amended and Restated Shareholder Agreement, dated as of August 11, 2009 (the “Shareholder Agreement”), and that certain Registration Rights Agreement, dated as of December 1, 2005 and as amended on August 21, 2008 (the “Registration Rights Agreement”), in each case, by and among:

1.	Avago Technologies Limited, a Singapore public limited company (together with its successors and permitted assigns, the “Company”);

2.
KKR Millennium Fund (Overseas), Limited Partnership, KKR European Fund, Limited Partnership, KKR European Fund II, Limited Partnership, and KKR Partners (International), Limited Partnership (collectively, and together with their respective Affiliates, “KKR”);

3.	Silver Lake Partners II Cayman, L.P. (“SLP Cayman”), Silver Lake Technology Investors II Cayman, L.P. (together with SLP Cayman and their respective Affiliates, “Silver Lake”);

4.	Seletar Investments Pte Ltd (“Seletar”);

5.	Geyser Investment Pte. Ltd (“Geyser”);

6.	Capstone Equity Investors LLC (“Capstone”);

7.	Integral Capital Partners VII, L.P. (“Integral” and, together with Seletar and Geyser, the “Released Co-Investors”); and

8.	Avago Investment Partners, Limited Partnership (“AIP” and together with KKR, Silver Lake, Capstone and the Released Co-Investors, the “Shareholders”).

WHEREAS, the Company and Shareholders wish to amend the Shareholder Agreement to release the Released Co-Investors from certain of the restrictions and obligations contained therein and, accordingly, the Released Co-Investors have agreed to waive certain of their rights and privileges under the Registration Rights Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Company and the Shareholders, constituting the parties required to amend or waive the relevant provisions of the Shareholder Agreement and Registration Rights Agreement, hereby agree as follows:

1.	Amendment to Shareholder Agreement.

a.	Capitalized terms used in this Section 1 but not defined in this Amendment and Waiver shall have the meanings assigned to such terms in the Shareholder Agreement.

b.	The Shareholder Agreement is hereby amended as follows:

i.
All references to any of the Released Co-Investors in the Shareholder Agreement, individually or collectively, are hereby deleted, none of the Released Co-Investors shall be considered a “Sponsor” or “Co-Investor” for the purposes of the Shareholder Agreement and, except as set forth in Section 1(b)(iii) below, the Released Co-Investors shall cease to have any rights or privileges or be subject to any obligations or restrictions under the Shareholder Agreement.

ii.	Any Company Shares held by the Released Co-Investors shall cease to be subject to any restrictions set forth in the Shareholder Agreement, except as set forth in Section 1(b)(iii) below.

iii.
Notwithstanding any to the contrary herein, the Company and each of the Shareholders acknowledge and agree, severally and not jointly, that the following provisions of the Shareholder Agreement shall continue to apply to and be binding upon and enforceable against the Released Co-Investors and any Company Shares held by the Released Co-Investors to the extent applicable to such Released Co-Investor and the Company Shares held by them under the terms of the Shareholder Agreement in effect prior to this Amendment and Waiver: Sections 6.2, 9.3, 11 (except Sections 11.4 and 11.9(a)) and 12, and Section 10 only to the extent necessary to give meaning to and interpret the terms of Shareholder Agreement that remain applicable to the Released Co-Investors after the date hereof.

2.	Waiver Under the Registration Rights Agreement.

a.	Capitalized terms used in this Section 2 but not defined in this Amendment and Waiver shall have the meanings assigned to such terms in the Registration Rights Agreement.

b.
Each of the Released Co-Investors hereby irrevocably waives (i) any rights to receive notice of or participate and include any Registrable Securities held by such Released Co-Investor in any Demand Registration pursuant to Section 1 of the Registration Rights Agreement, (ii) any rights to receive notice of or participate and include any Registrable Securities held by such Released Co-Investor in any Piggyback Registration pursuant to Section 2 of the Registration Rights Agreement and (iii) any other rights such Released Co-Investor may have under the Registration Rights Agreement, except for those set forth in Section 4 of the Registration Rights Agreement with respect to sales of Registrable Securities by the Released Co-Investors prior to the date of this Amendment and Waiver.

3.	Representations and Warranties.

a.
Each Shareholder represents and warrants to each other party to this Amendment and Waiver, severally and not jointly, that the execution and delivery of this Amendment and Waiver and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.

b.
Each Released Co-Investor represents and warrants to the Company, severally and not jointly, that, as of the date of such person's execution hereof, such Released Co-Investor is not in possession of any material non-public information regarding the Company.

4.	Share Transfers.

a.
Each of the Company and the Released Co-Investors agree and acknowledge that, in the event a Released Co-Investor desires to sell or otherwise transfer any of the ordinary shares of the Company (the “Shares”) held by such Released Co-Investor in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) at any time during the three (3) months following the date hereof (the “Restricted Period”):

i.
Prior to placing an order with a broker for such sale or transfer, such Released Co-Investor shall deliver to the Company a representation letter substantially in the form attached hereto as Exhibit A (the “Rule 144 Representation Letter”).

ii.	Concurrently with such sale or transfer, such Released Co-Investor shall also deliver to the Company:

1.
A representation letter from the broker engaged by such Released Co-Investor to effect such sale or transfer, substantially in the form attached hereto as Exhibit B or such other form as is customarily used by such broker to indicate such broker's compliance with Rule 144 (as the case may be, the “Broker's Representation Letter”); and

2.
An opinion of counsel, addressed to the Company and Computershare Inc., the Company's transfer agent (“Computershare”), stating that certificates representing the Shares to be sold or transferred may be issued in the name of such Released Co-Investor without legends referring to resale restrictions under the Securities Act (the “Restrictive Legend”) and that any stop transfer instruction with respect to such Shares may be removed from the records of the transfer agent, and specifying that the opinion may be relied upon by both the Company and Computershare in connection with the proposed sale or transfer (the “Rule 144 Opinion”).

iii.
Upon receipt of the Rule 144 Representation Letter, Broker's Representation Letter and Rule 144 Opinion, the Company shall, as soon as reasonably practicable, deliver or cause to be delivered to Computershare an instruction to Computershare to deliver to such Released Co-Investor or its designated agent certificates representing the Shares to be sold or transferred without the Restrictive Legend and to remove any stop transfer instructions with respect to such Shares.

b.	After the termination of the Restricted Period:

i.	Each Released Co-Investor shall deliver:

1.	To the Company, a representation letter substantially in the form attached hereto as Exhibit C (the “Legend Removal Representation Letter”); and

2.
To Computershare, all original share certificates representing ordinary shares of the Company held in the name of such Released Co-Investor as of the date of the Legend Removal Representation Letter (the “Remaining Shares”).

ii.	Upon receipt of the Legend Removal Representation Letter from each Released Co-Investor, the Company shall, as soon as reasonably practicable, deliver or cause to be delivered to Computershare:

1.
An opinion of counsel, addressed to the Company and Computershare, in form and substance acceptable to Computershare, stating that certificates representing the Remaining Shares of each Released Co-Investor may be issued in the name of each applicable Released Co-Investor without Restrictive Legends and that any stop transfer instruction with respect to the Remaining Shares may be removed from the records of the transfer agent (the “Legend Removal Opinion”); and

2.
An instruction letter authorizing Computershare, upon its receipt of the original certificates for the Remaining Shares of each Released Co-Investor, to issue certificates to each applicable Released Co-Investor without Restrictive Legends in respect of the Remaining Shares and to remove any stop transfer instruction with respect to the Remaining Shares from Computershare's records.

5.
Expenses. Any fees and expenses incurred by any of the parties hereto in connection with the preparation of this Amendment and Waiver and implementation of the transactions contemplated herein (including, without limitation, complying with any reporting requirements required under the Securities Exchange Act of 1934, as amended, and any rules promulgated thereunder) shall be borne by the Shareholders upon terms and in such proportions as to be agreed upon by such Shareholders; provided, however, that any fees and expenses relating to the preparation and delivery of the Rule 144 Opinion(s) and Legend Removal Opinion(s) shall be borne by the applicable Released Co-Investor.

6.
Binding Effect. This Amendment and Waiver shall be legally binding and enforceable in accordance with its terms, and shall be binding upon and shall inure to the benefit of each of the undersigned's heirs, successors and assigns.

7.	Counterparts. This Amendment and Waiver may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

8.
Governing Law. The Companies Act, Chapter 50 of the Republic of Singapore will govern all issues concerning the internal corporate affairs of the Company. All other claims arising out of or based upon this Amendment and Waiver or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

9.
No Other Changes. Except as explicitly provided in this Amendment and Waiver, all other provisions of each of the Shareholder Agreement and Registration Rights Agreement remain unchanged and in full force and effect.

(Signature Pages Follow)

This Amendment to the Second Amended and Restated Shareholder Agreement and Waiver Under the Registration Rights Agreement is executed as of the date first set forth above.

AVAGO TECHNOLOGIES LIMITED

By:    /s/ Doug Bettinger
Name:    Doug Bettinger
Title:    Senior Vice President and
Chief Financial Officer

[Signature Page to Agreement and Waiver Under Registration Rights Agreement]

This Amendment to the Second Amended and Restated Shareholder Agreement and Waiver Under the Registration Rights Agreement is executed as of the date first set forth above.

Silver Lake Partners II Cayman, L.P.

By:	Silver Lake Technology Associates II Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP II, Ltd., its General Partner

By:    /s/ Karen M. King
Name:    Karen M. King
Title:    Director

Silver Lake Technology Investors II Cayman, L.P.

By:	Silver Lake (Offshore) AIV GP II, Ltd., its General Partner

By:    /s/ Karen M. King
Name:    Karen M. King
Title:    Director

[Signature Page to Agreement and Waiver Under Registration Rights Agreement]

This Amendment to Second Amended and Restated Shareholder Agreement and Registration Rights Agreement is executed as of the date first set forth above.

KKR MILLENNIUM FUND (OVERSEAS), LIMITED PARTNERSHIP

By:	KKR Associates Millennium (Overseas), Limited Partnership, its General Partner

By:	KKR Millennium (Overseas) Limited, its General Partner

By:    /s/ William Janetschek
Name:    William Janetschek
Title:    Manager

KKR EUROPEAN FUND, LIMITED PARTNERSHIP

By:	KKR Associates Europe, Limited Partnership, its General Partner

By:	KKR Europe Limited, its General Partner

By:    /s/ William Janetschek
Name:    William Janetschek
Title:    Manager

KKR EUROPEAN FUND II, LIMITED PARTNERSHIP

By:	KKR Associates Europe II, Limited Partnership, its General Partner

By:	KKR Europe II Limited, its General Partner

By:    /s/ William Janetschek
Name:    William Janetschek
Title:    Manager

KKR PARTNERS (INTERNATIONAL), LIMITED PARTNERSHIP

By:	KKR 1996 Overseas, Limited, its General Partner

By:    /s/ William Janetschek
Name:    William Janetschek
Title:    Manager

[Signature Page to Agreement and Waiver Under Registration Rights Agreement]

This Amendment to the Second Amended and Restated Shareholder Agreement and Waiver Under the Registration Rights Agreement is executed as of the date first set forth above.

SELETAR INVESTMENTS PTE LTD

By:    /s/ Ang Peng Huat
Name:    Ang Peng Huat
Title:    Authorized Signatory

GEYSER INVESTMENT PTE. LTD.

By:    /s/ Maverick Wong
Name:    Maverick Wong
Title:    Authorized Signatory

CAPSTONE EQUITY INVESTORS LLC

By:    /s/ Scott Wagner
Name:    Scott Wagner
Title:    Member

INTEGRAL CAPITAL PARTNERS VII, L.P.

By:	Integral Capital Management VII, LLC, its General Partner

By:    /s/ Charles A. Morris
Name:    Charles A. Morris
Title:    Director

AVAGO INVESTMENT PARTNERS, LIMITED PARTNERSHIP

By:	Avago Investment G.P., its General Partner

By:    /s/ Tony Ling
Name:    Tony Ling
Title:    SLP Officer

[Signature Page to Agreement and Waiver Under Registration Rights Agreement]

Exhibit A

Form of Rule 144 Representation Letter

Avago Technologies Limited
1 Yishun Avenue 7
Singapore 768923

Ladies and Gentlemen:

In connection with the undersigned's proposed sale of, and request to remove restrictive legends from certificates representing, [number of shares to be sold] ordinary shares of Avago Technologies Limited registered in the name of the undersigned (the “Shares”), the undersigned (“Seller”) hereby represents that:

1.
Seller will sell the Shares in a “brokers' transaction” as defined in Rule 144(g) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Seller has not solicited or arranged for the solicitation of orders to buy in anticipation of or in connection with the proposed sale, is not acting, and has not agreed to act, in concert with any other person in selling the Shares, and is not engaged in a plan with anyone else to dispose of the Shares.

2.
Attached hereto is a true and correct copy of the Form 144 that [has been] [will be] timely filed by Seller with the Securities and Exchange Commission. The Form 144 accurately sets forth the number of ordinary shares of the Company sold by Seller in the preceding three months, including any shares required to be aggregated with sales by Seller under Rule 144(e) promulgated under the Securities Act (the “Aggregate Share Amount”), and the Aggregate Share Amount does not and will not exceed the greater of either 1% of the outstanding ordinary shares of the Company, or the average weekly trading volume for the past four full calendar weeks (as reported by the Nasdaq Stock Market).

3.
Seller is not in possession of any material non-public information regarding the Company. If Seller obtains any such information prior to the completion of the execution of this legend removal request, Seller shall notify the Company and the Company's transfer agent so that the execution of this request can be put on hold until after such information has been publicly disclosed.

4.	Seller will return any unsold Shares to the Company's transfer agent for re-imposition of a restrictive legend.

Seller acknowledges that the foregoing representations may be relied upon by the Company and its transfer agent and by [name of counsel delivering Rule 144 opinion] in delivering an opinion to such transfer agent, in connection with Seller's request to remove restrictive legends on the certificates representing the Shares in order to permit a sale thereof in compliance with Rule 144 under the Securities Act.

Dated: [•], 2011

[Name of Released Co-Investor]

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

Exhibit B

Form of Broker's Representation Letter

Avago Technologies Limited
1 Yishun Avenue 7
Singapore 768923

Ladies and Gentlemen:

In connection with the sale on [date] (the “Sale”) of [number of shares] restricted shares of ordinary shares (the “Shares”) of Avago Technologies Limited (the “Issuer”) registered in the name of [name of Released Co-Investor] (“Seller”), which sale was made pursuant to Rule 144 (the “Rule”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned (“Broker”) hereby represents that:

1.	Broker has been listed as a broker or dealer on the Form 144 - Notice of Proposed Sale filed by Seller with the Securities and Exchange Commission on [date] in connection with the Sale.

2.
The Shares have been sold for the account of Seller in a manner that satisfies the requirements of the “Manner of Sale” provisions of paragraph (f) of the Rule and the “Brokers' Transactions” provisions of paragraph (g) of the Rule.

3.	Broker did no more than execute the order to sell the Shares as agent for Seller.

4.	Broker has not solicited or arranged for the solicitation of orders to buy the Shares in anticipation of or in connection with the Sale.

5.
After making reasonable inquiry as required by the Rule and after examining the aforesaid Form 144, Broker is not aware of any facts or circumstances indicating that Seller is an underwriter with respect to the securities or that the transaction is a part of a distribution of securities of the Issuer.

Broker acknowledges that the foregoing representations will be relied upon by the Company and its transfer agent and by [name of counsel delivering opinion] in delivering an opinion to such transfer agent, in connection with Seller's request to remove restrictive legends on the certificates representing the Shares in order to permit a sale thereof in compliance with Rule 144 under the Securities Act.

Dated: [•], 2011

[Name of Broker]

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

Exhibit C

Form of Legend Removal Representation Letter

Avago Technologies Limited
1 Yishun Avenue 7
Singapore 768923

Ladies and Gentlemen:

In connection with the undersigned's request to remove restrictive legends from certificates representing [number of Remaining Shares] ordinary shares of Avago Technologies Limited registered in the name of the undersigned (the “Shares”), the undersigned (“Seller”) hereby represents that:

1.
Seller is not, and has not been for a period of three (3) months preceding the date hereof, an officer or director of the Company or its subsidiaries, and did not at any time during such period hold more than 10% of the voting securities of the Company or otherwise possess, directly or indirectly, the power to influence the management or policies of the Company, and Seller otherwise is not, and has not been for a period of three (3) months preceding the date hereof, an “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act.

2.
Seller is not in possession of any material non-public information regarding the Company. If Seller obtains any such information prior to the completion of the execution of this legend removal request, Seller shall notify the Company and the Company's transfer agent so that the execution of this request can be put on hold until after such information has been publicly disclosed.

Seller acknowledges that the foregoing representations will be relied upon by the Company and its transfer agent and by Latham & Watkins LLP in delivering an opinion to such transfer agent, in connection with Seller's request to remove restrictive legends on the certificates representing the Shares.

Dated: [•], 2011

[Name of Released Co-Investor]

By:    ___________________________
Name:    ___________________________
Title:    ___________________________